Exhibit 16.1

DRAKEFORD & DRAKEFORD, LLC

July 15, 2009

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Dear Sir/Madam:

Drakeford & Drakeford, LLC agrees with the statements to Item 4.01 on Form 8-K of Vanity Events Holding, Inc. dated July 15, 2009.

By:	/s/ Drakeford & Drakeford, LLC
Drakeford & Drakeford, LLC